UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Ste 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 261-9979

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 2, 2024, Fly-E Group, Inc., a Delaware corporation (the “Company”), received written notice from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock (the “Common Stock”) for the last 31 consecutive business days had closed below the minimum $1.00 per share and, as a result, the Company was not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until March 31, 2025, to regain compliance with the minimum bid price requirement.

On March 31, 2025, the Company submitted a formal request to Nasdaq for an additional 180 calendar day period to regain compliance with minimum bid price requirement and confirmed to Nasdaq that the Company intended to effectuate a reverse stock split during the additional compliance period if necessary to regain compliance with the minimum bid price requirement.

On April 2, 2025, the Company received a letter (the “Letter”) from the Staff notifying the Company that it is eligible for an additional 180 calendar day period from the date of the Letter, or until September 29, 2025 (the “Additional Compliance Period”) to regain compliance with the minimum bid price requirement.

If at any time during the Additional Compliance Period, the Company’s Common Stock has a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide the Company with written confirmation of compliance with the minimum bid price requirement and this matter will be closed. If the Company does not regain compliance by September 29, 2025, then Nasdaq will notify the Company of its determination to delist the Company’s Common Stock from trading on Nasdaq. At that time, the Company may appeal Staff’s determination to a hearings panel.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement, including a reverse stock split, if necessary. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement, even if it maintains compliance with the other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: April 7, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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